UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Intersect ENT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 641-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Rick Anderson

On December 8, 2014, Rick D. Anderson tendered his resignation as a member of the Board of Directors (the “Board”) of Intersect ENT, Inc. (“Intersect”), as a member of the Audit Committee of the Board, and as a member and the chairperson of the Nominating and Corporate Governance Committee of the Board, effective December 15, 2014. Mr. Anderson’s resignation was not the result of any disagreement with Intersect on any matter relating to its operations, policies or practices.

On December 9, 2014, the Board appointed Frederic H. Moll as a member of the Audit Committee of the Board to fill the vacancy created by Mr. Anderson’s resignation.

Resignation of Mark Fletcher

On December 8, 2014, Mark Fletcher tendered his resignation as a member of the Board of Intersect, effective December 15, 2014. Mr. Fletcher’s resignation was not the result of any disagreement with Intersect on any matter relating to its operations, policies or practices.

Item 7.01	Regulation FD Disclosure

A copy of the Company press release announcing the resignations of Mr. Anderson and Mr. Fletcher is furnished and attached as Exhibit 99.1

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (Exchange Act), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (Securities Act). The information in this Item 7.01 and Exhibit 99.1 shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release entitled “Intersect ENT Announces Changes to Board of Directors” dated December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.

Dated: December 10, 2014

	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release entitled “Intersect ENT Announces Changes to Board of Directors” dated December 10, 2014.